EXHIBIT 8.1

2001 ROSS AVENUE	AUSTIN
DALLAS, TEXAS	BAKU
75201-2980	DALLAS
214.953.6500	HOUSTON
FAX 214.953.6503	LONDON
MOSCOW
NEW YORK
RIYADH
WASHINGTON

June 30, 2004

Martin Midstream Partners L.P.
Martin Operating Partnership L.P.
4200 Stone Road
Kilgore, Texas 75662

     Re: Exhibit 8.1 Opinion

Gentlemen:

          We have acted as counsel for Martin Midstream Partners L.P., a Delaware limited partnership (the “Partnership”), and Martin Operating Partnership L.P., a Delaware limited partnership (the “Operating Partnership”), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the “Commission”) of a registration statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), registering securities to be issued and sold by the Partnership and/or the Operating Partnership from time to time pursuant to Rule 415 under the Securities Act for an aggregate initial offering price not to exceed $200,000,000. Such securities include (i) common units representing limited partner interests in the Partnership; (ii) unsecured debt securities of the Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness; (iii) unsecured debt securities of the Operating Partnership, in one or more series, consisting of notes, debentures or other evidences of indebtedness; and (iv) guarantees of such debt securities by the Partnership and/or the Operating Partnership.

          In connection therewith, we prepared the discussion set forth under the caption “Material Tax Considerations” (the “Discussion”) in the prospectus contained in the Registration Statement.

          All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the federal income tax discussion in the Registration Statement with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact of the Partnership and its general partner, included in such discussion, as to which we express no opinion).

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm and this opinion contained in the Discussion. In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ Baker Botts L.L.P.